Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made on and effective as this [__] day of [____________], by and between MILLER INDUSTRIES, INC., a Tennessee corporation (the “Company”), and [_________] (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, Indemnitee is a director of the Company;

WHEREAS, both the Company and Indemnitee recognize the risk of litigation and other claims being asserted against directors of public companies;

WHEREAS, the board of directors of the Company (the "Board") has determined that enhancing the ability of the Company to retain and attract the most capable individuals as directors is in the best interests of the Company, and that the Company therefore should act to ensure that there will be increased certainty of indemnification protections in the future; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee's continued service as a director of the Company and to enhance Indemnitee's ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company's charter or fourth amended and restated bylaws (collectively, the "Constituent Documents"), any change in the composition of the Board or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1 below) to, Indemnitee as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the Indemnitee's agreement to continue to serve as a director of the Company, the parties agree as follows:

1.             Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)            “Beneficial Owner” has the meaning given to the term "beneficial owner" in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b)            “Change in Control” means the occurrence after the date of this Agreement of any of the following events:

(i)             any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the Beneficial Owner of the Company's securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company; or

(ii)            as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or similar transaction, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity immediately after such transaction are beneficially owned in the aggregate by the Beneficial Owners of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

(iii)           during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board; or

(iv)           the shareholders of the Company approve (a) a plan of complete liquidation of the Company, or (b) an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

(c)            “Claim” means:

(i)             any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; or

(ii)            any inquiry, hearing or investigation that the Indemnitee reasonably determines might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism.

(d)            “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(e)            “Expenses” means any and all expenses, including attorneys' and experts' fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 4 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f)             “Expense Advance” means any payment of Expenses advanced to Indemnitee by the Company pursuant to Section 3 or Section 4 hereof.

(g)            “Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise (collectively with the Company, "Enterprise") or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

(h)            “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past three years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. In addition, for the avoidance of doubt, the term "Independent Counsel" shall not include any law firm or person who represents or advises, or at any time during the past three years has represented or advised, any entity or person who effectuated or has been a party to any Change of Control.

(i)             “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.

(j)             “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity, and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(k)            “Standard of Conduct Determination” shall have the meaning ascribed to it in Section 8(b) below.

2.             Indemnification. Subject to Section 8 and Section 9 of this Agreement, the Company shall indemnify Indemnitee, to the fullest extent permitted by the laws of the State of Tennessee in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification (and irrespective of any future amendment to the Company's Constituent Documents which may restrict the indemnification rights applicable to directors of the Company thereunder), against any and all Losses if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including, without limitation, Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which the Indemnitee is solely a witness.

3.             Advancement of Expenses. Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred (even if unpaid) by Indemnitee in connection with any Claim arising out of an Indemnifiable Event in accordance with the terms set forth herein. In order to obtain such advancement, the Indemnitee (1) must furnish to the Company a written affirmation of Indemnitee's good faith belief that Indemnitee has met the Advancement Baseline Standard (as defined below), and (2) Indemnitee has furnished to the Company a written undertaking in form reasonably satisfactory to the Company, executed personally or on the Indemnitee's behalf, to repay to the Company any advancements of Expense if it is ultimately determined, following the final disposition of any Claim, that the Indemnitee is not entitled to indemnification in respect thereof (the "Indemnitee Advancement Certification"). Unless a Standard of Conduct Determination has been made pursuant to clause (a) or clause (b) of Section 8 below, as applicable, during the Determination Period (as defined below) that Indemnitee has not met the Advancement Baseline Standard, then prior to the end of the Determination Period, in accordance with such request, the Company shall, in accordance with such request (but without duplication) (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. For purposes of this Agreement, "Advancement Baseline Standard" means the standards that must be met for a director of a Tennessee corporation to be eligible for advancement under the Tennessee Business Corporation Act (the "TBCA") as in effect from time to time, which standards currently require pursuant to Sections 48-18-502(a) and 48-18-504(a) of the TBCA that: (i) an individual's conduct was in good faith; and (ii) the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the Company, that the individual's conduct was in its best interest; and (B) in all other cases, that the individual's conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

4.             Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 3, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any directors' and officers' liability insurance policies maintained by the Company; regarding of whether Indemnitee is ultimately determined to be entitled to such indemnification or insurance recovery, as the case may be; provided, however, that Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

5.             Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6.             Notification and Defense of Claims.

(a)            Notification of Claims. Indemnitee shall notify the Company in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder unless the Company's ability to participate in the defense of such claim was materially and adversely affected by such failure. If at the time of the receipt of such notice, the Company has directors' and officers' liability insurance in effect under which coverage for Claims related to Indemnifiable Events is potentially available, the Company shall give prompt written notice, following the Company's awareness of such claim, to the applicable insurers in accordance with the procedures set forth in the applicable policies.

(b)            Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee's defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's own expense; provided, however, that if (i) Indemnitee's employment of its own legal counsel has been authorized by the Company in writing, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim, (iii) after a Change in Control, Indemnitee's engagement of its own counsel has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim in a timely manner, in which case Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all reasonable Expenses related to such separate counsel shall be borne by the Company.

7.             Procedure upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with Section 8 below.

8.             Notification and Defense of Claims.

(a)            Mandatory Indemnification; Indemnification as a Witness.

(i)             To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 2 to the fullest extent allowable by law; or

(ii)            To the extent that Indemnitee's involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law.

(b)            Standard of Conduct. To the extent that the provisions of Section 8(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Tennessee law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim, and any determination that Expense Advances shall not be made by the Company, and/or must be repaid to the Company, as applicable, in accordance with Section 3 of this Agreement (a "Standard of Conduct Determination") shall be made as follows:

(i)             if no Change in Control has occurred:

(A)           by a majority vote of the Disinterested Directors, if constituting a quorum of the Board;

(B)            if Disinterested Directors do not constitute a quorum of the Board, by a majority vote of a committee of two or more Disinterested Directors, which committee shall be designated by the Board (in which designation all directors (whether or not Disinterested Directors) may participate); or

(C)            if there are not two or more Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

(ii)            if a Change in Control has occurred, (x) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors pursuant to clause (i)(A) or (i)(B) of this Section 8(a) above, as applicable, or (y) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

(c)            Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 8(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 8(b) shall not have made a determination within 30 days after the later of (A) receipt by the Company of the Indemnitee Advancement Certification pursuant to Section 3 or indemnification pursuant to Section 7 (the date of such receipt being the "Notification Date") and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 15 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto (such period, the "Determination Period"). Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.

(d)            Payment of Indemnification. If, in regard to any Losses:

(i)             Indemnitee shall be entitled to indemnification pursuant to Section 8(a);

(ii)            no Standard of Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or

(iii)           Indemnitee has been determined or deemed pursuant to Section 8(b) or Section 8(c) to have satisfied the Standard of Conduct Determination with respect to the payment of any indemnification, then the Company shall pay to Indemnitee, within 15 days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses.

(e)            Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 8(b)(i), the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 8(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising the Company of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within 10 days after receiving written notice of selection from the other party, deliver to such other party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of "Independent Counsel" as set forth in Section 1 hereof, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 8(e) to make the Standard of Conduct Determination shall have been selected within 20 days after the Company gives its initial notice pursuant to the first sentence of this Section 8(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 8(e), as the case may be, either the Company or Indemnitee may petition the Tennessee Courts (as defined below) to resolve any objection which shall have been made by the Company or Indemnitee to the other' party's selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Tennessee Courts or such other person as the Tennessee Courts shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel's determination pursuant to Section 8(b).

(f)             Presumptions and Defenses.

(i)             Indemnitee's Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Tennessee Courts. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii)            Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith if Indemnitee's actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any other director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii)           No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.

(iv)           Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

9.              Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:

(a)            indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except:

(i)             proceedings referenced in Section 4 above (unless a final judicial determination is made that such action brought by Indemnitee was not made in good faith or was frivolous); or

(ii)            where the Company has joined in or the Board has consented to the initiation of such proceedings.

(b)            indemnify Indemnitee for Losses if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law, including (to the extent then in effect) to the extent prohibited by Section 48-18-509(a)(1) of the TBCA (or any successor provision thereof).

(c)            except with respect to Indemnification of Expenses in connection with whole or partial success on the merits or otherwise in connection with defending any Claim, indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute.

(d)            except with respect to Indemnification of Expenses in connection with whole or partial success on the merits or otherwise in connection with defending any Claim, indemnify or Indemnitee for Indemnitee's reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

(e)            except with respect to Indemnification of Expenses in connection with whole or partial success on the merits or otherwise in connection with defending any Claim, indemnify Indemnitee for Indemnitee's reimbursement to the Company of any incentive-based compensation or other amounts payable by the Company pursuant to (i) the Company's recoupment policy, as it may be amended from time to time, and/or (ii) any other clawback or recoupment policy to which Indemnitee may hereafter be subject, including any such policy or amended policy adopted by the Company to comply with any applicable laws, rules, regulations or listing standards, including pursuant to final SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

10.           Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company's prior written consent, which shall not be unreasonably withheld; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of the Indemnitee for amounts paid in settlement if an Independent Counsel has approved the settlement. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on the Indemnitee without the Indemnitee's prior written consent, which consent shall not be unreasonably withheld.

11.           Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another Enterprise) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.

12.           Non-Exclusivity. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior indemnification agreements between Indemnitee and the Company ("Prior Indemnification Agreement"); provided, however, the rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, the TBCA, any other contract (excluding any Prior Indemnification Agreement) or otherwise (collectively, "Other Indemnity Provisions"); provided, further, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.

13.           Liability Insurance. For the duration of Indemnitee's service as a director of the Company, and thereafter for so long as Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors' and officers' liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company's current policies of directors' and officers' liability insurance. In all policies of directors' and officers' liability insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company's directors, if Indemnitee is a director. Upon request, the Company will provide to Indemnitee copies of all directors' and officers' liability insurance applications, binders, policies, declarations, endorsements and other related materials.

14.           Contribution. To the fullest extent permitted by applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, for any and all Losses, in connection with any Claim relating to an Indemnifiable Event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Claim in order to reflect (i) the relative benefits received by the Company, on the one hand, and Indemnitee, on the other hand, as a result of the event(s) and/or transaction(s) giving cause to such Claim; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents), on the one hand, and Indemnitee, on the other hand, in connection with such event(s) and/or transaction(s).

15.           No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

16.           Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17.           Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof. The Company expressly confirms and agree that the Company has entered into this Agreement and assumes the obligations imposed on the Company hereby in order to induce Indemnitee to continue to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in connection with continuing to serve as a director.

18.           Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, in any such transaction where the obligations of the Company hereunder are not automatically assumed by operation of law, to expressly assume and agree, by written agreement in form and substances reasonably satisfactory to Indemnitee, to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

19.           Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

20.           Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) received by the addressee, if sent by certified mail, return receipt requested, or (c) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses or e-mail addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):

(a)	if to Indemnitee, to the address set forth on the signature page hereto.

(b)	if to the Company, to:	Miller Industries, Inc. 8503 Hilltop Drive Ooltewah, TN 37363 Attention: General Counsel

21.           Governing Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the state chancery courts located in Hamilton County, Tennessee and the United States District Court for the Eastern District of Tennessee located in Hamilton County, Tennessee, so long as one of such courts shall have subject matter jurisdiction over such action (the "Tennessee Courts") and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction and venue of the Tennessee Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, and (c) waive, and agree not to plead or make, any claim that the Tennessee Court lacks venue or that any such action or proceeding brought in the Tennessee Court has been brought in an improper or inconvenient forum.

22.           Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

23.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and effective as of the day and year first above written.

COMPANY:

MILLER INDUSTRIES, INC.

By:
Name:
Title:

INDEMNITEE:

[Name of Director]

Address:

[Signature Page to Indemnification Agreement]